UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2015

Gevo, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35073	87-0747704
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 Inverness Drive South, Building C, Suite 310, Englewood, CO 80112

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 858-8358

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On February 12, 2015, the Board of Directors (the “Board”) of Gevo, Inc. (“Gevo” or the “Company”) approved the appointment of Andy Marsh to the Board as a Class II director, with a current term that will expire at the annual meeting of stockholders to be held in 2015. Mr. Marsh was also appointed to the Company’s audit committee of the Board. Mr. Marsh will receive an annual retainer of $50,000 to be paid in shares of common stock and an annual equity grant valued at $125,000, which will consist of restricted shares of common stock and/or an option to purchase shares of common stock which will vest in equal monthly installments over a period of three years from the grant date. Both the retainer payment and the incentive award will be made pursuant to the Company’s Amended and Restated 2010 Stock Incentive Plan. Mr. Marsh will also be eligible to receive other compensation consistent with the Company’s compensation policy for his service as a non-employee director, as specified from time to time by the Board. Mr. Marsh will also enter into the Company’s form of indemnification agreement. Copies of the Company’s form of restricted stock award agreement, form of stock option award agreement and form of indemnification agreement are attached as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The Company issued a press release announcing the appointment of Mr. Marsh on February 12, 2015, a copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Departure of Directors

On February 11, 2015, Carlos Cabrera announced that he will be resigning from his position as a member of the Board effective immediately. Mr. Cabrera has served on the Board since June 2010. Mr. Cabrera’s resignation is not the result of any disagreement with the Company or any matter relating to the Company’s operations, policies or practices. Mr. Cabrera is currently the Executive Chairman of Ivanhoe Energy and due to the demands on his time in that capacity, he is unable to continue as a Board member of Gevo. However, Mr. Cabrera will continue to advise the Board and the Company as his schedule permits.

On February 10, 2015, Bruce Smith announced that he will be resigning from his position as a member of the Board effective immediately. Mr. Smith has served on the Board since June 2010. Mr. Smith’s resignation is not the result of any disagreement with the Company or any matter relating to the Company’s operations, policies or practices. Mr. Smith is currently the Chief Executive Officer of One Cypress Energy and due to the demands on his time in that capacity, he is unable to continue as a Board member of Gevo. However, Mr. Smith will continue to advise the Board and the Company as his schedule permits.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

	10.1	Form of Restricted Stock Award Agreement under the Amended and Restated 2010 Stock Incentive Plan (incorporated by reference to Exhibit 10.21 to the Company’s Form 10-K for the period ended December 31, 2010, which was filed on March 29, 2011).

	10.2	Form of Stock Option Award Agreement under the Amended and Restated 2010 Stock Incentive Plan (incorporated by reference to Exhibit 10.22 to the Company’s Form 10-K for the period ended December 31, 2010, which was filed on March 29, 2011).

	10.3	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.33 to the Company’s Registration Statement on Form S-1/A which was filed on January 19, 2011 (File No. 333-168792)).

	99.1	Press Release of Gevo, Inc., dated February 12, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gevo, Inc.

By:	/s/ Brett Lund
Brett Lund
Chief Legal Officer, General Counsel & Secretary

Date: February 12, 2015